Exhibit 99.1

PRESS RELEASE	Contact:	Jeffrey R. Freedman
Vice President — Investor Relations
Allis-Chalmers Energy Inc.
713-369-0550
ALLIS-CHALMERS ENERGY HOSTS
ANALYST PRESENTATION DAY
HOUSTON, TX — March 19, 2008 — BUSINESS WIRE — Allis-Chalmers Energy Inc. (NYSE: ALY) will host an Analyst Presentation Day today, March 19, 2008. The management presentation is expected to begin at 9:20 am Central Standard time. A live webcast of the presentation will be available on Allis-Chalmers’ website. To access the live webcast, go to www.alchenergy.com and select “Investor Relations.”
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston based multi-faceted oilfield services company. It provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico. Allis-Chalmers provides directional drilling, tubular services, underbalanced services, production services, rental services, and drilling & completion. For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.